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                     Washington, D.C.  20549


                            FORM 8-A

    REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
   SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

         Alliance National Municipal Income Fund, Inc.
      (Exact name of registrant as specified in its charter)



          Maryland               To be applied for
----------------------------     ----------------------------
(State or other jurisdiction     (IRS Employer Identification
 of incorporation or              No.)
 organization)


1345 Avenue of the Americas
  New York, New York               10105
---------------------------      ----------------------------
(Address of principal            (Zip Code)
 executive offices)

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

    Securities Act registration statement file number to which this form relates: 333-73130

    Securities to be registered pursuant to Section 12(b) of the
Act:

Title of each class to           Name of each exchange on which
be so registered                 each class is to be registered
----------------------------     ------------------------------

Common Stock, $.001 par          New York Stock Exchange, Inc.
value



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    Securities to be registered pursuant to Section 12(g) of the
Act:

              None.

Item 1.  Description of Registrant's Securities to be Registered.
-------  -------------------------------------------------------

              A description of the shares of Common Stock of the Registrant is contained in the Registrant's Registration Statement on Form N-2 filed with the Securities and Exchange Commission on November 9, 2001 (File Nos. 333-73130 and 811-10573) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, which description is hereby incorporated by reference. In particular, attention is directed to the information contained under the captions "Dividends and Distributions," "Tax Matters," "Dividend Reinvestment Plan," "Repurchase of Common Shares; Conversion to Open-End Fund" and "Description of Shares," appearing in the Prospectus, subject to completion, included in said Registration Statement and contained under the captions "Distributions," "Description of Shares," "Certain Provisions in the Charter," "Repurchase of Fund Shares; Conversion to Open-End Fund" and "Tax Matters," appearing in the Statement of Additional Information, subject to completion, included in said Registration Statement.

Item 2.  Exhibits.
-------  ---------
         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.




















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                            SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


              Alliance National Municipal Income Fund, Inc.



                                 By:  /s/John D. Carifa
                                      John D. Carifa
                                      Chairman and President



Dated:  December 21, 2001


































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